Exhibit 99

Dillard's, Inc. Reports First Quarter Results

    LITTLE ROCK, Ark.--(BUSINESS WIRE)--May 20, 2003--Dillard's, Inc. (NYSE:DDS) (the "Company" or "Dillard's") today announced operating results for its first quarter ended May 3, 2003. The Company will host a conference call to discuss these results today at 10:30 a.m. Eastern. The live call is available to all interested parties on the Internet at the Investor Relations site at www.dillards.com. Click on 'Investor Relations'. A replay of the call will be available at that same location beginning at approximately 12:30 p.m. Eastern. An alternate website is www.shareholder.com/dillards.
    Net Income for the 13 weeks ended May 3, 2003 was $24.3 million ($0.29 per fully diluted share) compared to a loss of $472.2 million ($5.56 per fully diluted share) for the thirteen weeks ended May 4, 2002.
    First quarter 2003 earnings include a gain of $10.0 million after tax ($0.12 per fully diluted share) pertaining to the Company's sale of its interest in Sunrise Mall and its associated center in Brownsville, Texas and a $7.9 million after tax ($0.09 per fully diluted share) credit recorded due to the resolution of certain liabilities originally recorded in conjunction with the purchase of Mercantile Stores Company, Inc.

    Sales

    Sales for the 13 weeks ended May 3, 2003 were $1.8 billion compared to sales for the 13 weeks ended May 4, 2002 of $1.9 billion, a decrease of 5%. Sales in comparable stores for the 13-week period decreased 5%. Sales were pressured during the quarter by continuing weakness in the overall retail sales environment.

    Income

    Income before accounting change for the 13 weeks ended May 3, 2003 was $24.3 million ($0.29 per fully diluted share) compared to $58.1 million ($0.68 per fully diluted share) for the 13 weeks ended May 4, 2002.
    Included in total revenues for the 13 weeks ended May 3, 2003 is a pretax gain of $15.6 million ($10.0 million after tax or $0.12 per fully diluted share) pertaining to the Company's sale of its interest in Sunrise Mall and its associated center in Brownsville, Texas. As previously announced, Dillard's sold its interest in the property for $80.7 million including the assumption of $40.0 million of long-term debt during the first quarter of 2003.
    The Company adopted Statement of Financial Accounting Standards No. 142, ("SFAS No. 142") "Goodwill and Other Intangible Assets" effective February 3, 2002. SFAS No. 142 states that goodwill and intangible assets deemed to have indefinite lives are no longer subject to amortization but are to be tested for impairment at least annually. As required by the SFAS No. 142, the Company tested its goodwill for impairment using the two-step process. This testing resulted in a non-cash goodwill impairment charge of $530.3 million ($6.24 per fully diluted share) that was reflected as a cumulative effect of a change in accounting principle at February 3, 2002.

    Gross Margin/Inventory

    Gross Margin for the 13 weeks ended May 3, 2003 declined 265 basis points of sales. Management attributes the decline to significantly higher markdown levels during the quarter as the Company worked to control inventory levels in a challenging retail environment marked by weak consumer demand.
    Inventory at May 3, 2003 increased 5% compared to May 4, 2002. This follows an 11% inventory decline at May 4, 2002 compared to May 5, 2001.

    Advertising, Selling, Administrative and General Expenses

    Advertising, selling, administrative and general ("SG&A") expenses were $509.7 million for the 13 weeks ended May 3, 2003 and $519.7 million for the comparable period ended May 4, 2002. SG&A expenses for the 13 weeks ended May 3, 2003 include a $12.3 million pretax credit recorded due to the resolution of certain liabilities originally recorded in conjunction with the purchase of Mercantile Stores Company, Inc. In addition, savings in payroll expense was offset by increases in other expense areas including a $6.7 million increase in bad debt expense.

    Debt/Interest Expense

    As a result of Dillard's continued focus on decreasing debt levels and lower variable interest rates on the Company's receivable conduit, interest and debt expense for the 13 weeks ended May 3, 2003 declined to $43.4 million from $44.8 million for the 13 weeks ended May 4, 2002.
    During the 13 weeks ended May 3, 2003 and May 4, 2002, the Company repurchased $6.0 million and $6.1 million, respectively, of its outstanding unsecured notes prior to their maturity dates. The Company has adopted SFAS No. 145, "Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections" ("SFAS No. 145"). SFAS No. 145 rescinds SFAS No. 4 and 64, which required gains and losses from extinguishments of debt to be classified as extraordinary items. For the 13 weeks ended May 4, 2002, as a result of adopting SFAS No. 145, the Company has reclassified $544,000 (after-tax $348,000 or $0.00 per fully diluted share) to interest and debt expense from extraordinary gain. No gain or loss resulted from the repurchase of $6.0 million unsecured notes during the 13 weeks ended May 3, 2003.
    The Company utilizes securitizations of its credit card receivable portfolio as a financing vehicle. The Company has historically accounted for these transactions as off-balance-sheet financing. However, in early May 2002, the Company amended its conduit financing agreement in a manner that prevented future transfers of accounts receivable from qualifying as a sale and thus receiving off-balance-sheet treatment. As a result of this decision, the Company records all financing through this facility on the balance sheet at May 3, 2003 of which $400 million is classified in long-term debt. At May 4, 2002, the Company had $400 million of off-balance-sheet financing associated with its securitizations. The Company has reclassified $1.4 million related to its receivable financing from other revenue to interest expense for the 13 weeks ended May 4, 2002.

    Share Repurchase

    During the 13 weeks ended May 3, 2003, Dillard's repurchased $15.3 million, or approximately 1.2 million shares, of its Class A Common Stock under the existing $200 million share repurchase program. The program was authorized by the Company's board of directors in May of 2000. Approximately $60.0 million in share repurchase authorization remained under this open-ended plan at May 3, 2003. At May 3, 2003, the Company had 83.6 million shares of its Class A Common Stock and Class B shares outstanding.

    Store Openings/Closings - 2003

    During the 13 weeks ended May 3, 2003, Dillard's opened its new location at Great Northern Mall in North Olmstead, Ohio, near Cleveland. The store measures 220,000 square feet.
    During the first quarter of 2003, the Company completed the closures of three stores under its existing plan to close under-performing locations as conditions permit. These stores were Springdale Mall in Mobile, Alabama; Randall Park Mall in North Randall, Ohio; and Richland Fashion Mall in Columbia, South Carolina.
    Scheduled store openings for the remainder of the year ended January 31, 2004 are as follows:


                                                  Open
 Dillard's at:              City                  Month      Sq. Feet
-------------------------- --------------------- ----------- --------
 NorthPark Mall             Davenport, Iowa       July        126,000
 Stony Point Fashion Park   Richmond, Virginia    September   200,000
 Short Pump Town Center     Richmond, Virginia    September   200,000
 Memorial City Mall(a)      Houston, Texas        October     250,000

(a) Replacement store



    At May 3, 2003, the Company operated 331 stores spanning 29 states
- all operating under one name - Dillard's.

    Supplemental Information

    Additional information regarding sales for the quarter is provided:

    Sales by Month

    Sales performance by month for the first quarter occurred as follows:



                                   Total       Comparable
                                ----------------------------
                   February           2%               3%
                   March            -13%             -12%
                   April             -2%              -2%
                   Quarter 1         -5%              -5%



    Sales by Category

    Sales performance was strongest in accessories, shoes and lingerie during the first quarter of 2003. Sales in accessories, shoes and lingerie were well above the Company average sales trend for the period. Sales in children's and cosmetics were slightly above the average trend, while sales in women's and juniors and home were slightly below trend. Sales in the men's area were below average.

    Sales by Region

    During the first quarter of 2003, sales in the western region were well above the average sales trend for the Company. Sales in the central region were in line with average performance while sales in the east were slightly below trend.

    Estimates for 2003

    The Company is updating the following estimates for certain income statement items for the fiscal year ended January 31, 2004 based upon current conditions. Actual results may differ significantly from these estimates as conditions and factors change - See "Forward Looking Information".


                                                In Millions
                                                -----------
                                             2003          2002
                                          Estimated       Actual
                                         ------------------------
 Depreciation and amortization                $ 295        $ 301
 Rental expense                                  65           68
 Interest and debt expense                      170          183
 Capital expenditures                           250          233



    Forward-Looking Information

    The Estimates for 2003 included in this release include certain "forward-looking statements" within the definition of federal securities laws. The Company cautions that forward-looking statements, as such term is defined in the Private Securities Litigation Reform Act of 1995, contained in this report or made by management in the conference call pertaining to this report are based on estimates, projections, beliefs and assumptions of management at the time of such statements and are not guarantees of future performance. The Company disclaims any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise. Forward-looking statements of the Company involve risks and uncertainties and are subject to change based on various important factors. Actual future performance, outcomes and results may differ materially from those expressed in forward-looking statements made by the Company and its management as a result of a number of risks, uncertainties and assumptions. Representative examples of those factors (without limitation) include general retail industry conditions and macro-economic conditions; economic and weather conditions for regions in which the Company's stores are located and the effect of these factors on the buying patterns of the Company's customers; the impact of competitive pressures in the department store industry and other retail channels including specialty, off-price, discount, internet, and mail-order retailers; trends in personal bankruptcies and charge-off trends in the credit card receivables portfolio; changes in consumer spending patterns and debt levels; adequate and stable availability of materials and production facilities from which the Company sources its merchandise; changes in operating expenses, including employee wages, commission structures and related benefits; possible future acquisitions of store properties from other department store operators and the continued availability of financing in amounts and at the terms necessary to support the Company's future business; potential disruption from terrorist activity and the effect on ongoing consumer confidence; potential disruption of international trade and supply chain efficiencies; world conflict and the possible impact on consumer spending patterns and other economic and demographic changes of similar or dissimilar nature.




                   Dillard's, Inc. and Subsidiaries
            Condensed Consolidated Statements of Operations
             (Amounts in Millions, Except Per Share Data)

                                        Thirteen-Week Period Ended
                                    ----------------------------------
                                     May 3, 2003          May 4, 2002
                                    ----------------------------------
                                              % of              % of
                                              Net               Net
                                     Amount   Sales   Amount    Sales
                                    --------- ------ ---------  ------
                                       (Unaudited)       (Unaudited)

Net sales                           $1,813.9      -  $1,910.9      -
Total revenues                       1,891.3  104.3%  1,974.3  103.3%
Cost of sales                        1,212.0   66.8   1,226.4   64.2
Advertising, selling,
 administrative and general
 expenses                              509.7   28.1     519.7   27.2
Depreciation and amortization           74.0    4.1      77.4    4.1
Rentals                                 14.2    0.8      15.2    0.8
Interest and debt expense               43.4    2.4      44.8    2.3
                                    ---------        ---------
  Total costs and expenses           1,853.3          1,883.5
                                    ---------        ---------
Income before income taxes              38.0    2.1      90.8    4.7
Income taxes                            13.7             32.7
                                    ---------        ---------
Income before accounting change         24.3    1.3      58.1    3.0
Cumulative effect of accounting
 change                                    -      -    (530.3) (27.7)
                                    --------- ------ --------- -------
Net income (loss)                   $   24.3    1.3% $ (472.2) (24.7)%
                                    ========= ====== ========= =======

Basic earnings per share:
Income before accounting change     $   0.29         $   0.69
Cumulative effect of accounting
 change                                                 (6.30)
                                    ---------        ---------
  Net income (loss)                 $   0.29         $  (5.61)
                                    =========        =========

Diluted earnings per share:
  Income before accounting change   $   0.29         $   0.68
  Cumulative effect of accounting
   change                                               (6.24)
                                    ---------        ---------
  Net income (loss)                 $   0.29         $  (5.56)
                                    =========        =========

Weighted average shares:
  Basic                                 84.5             84.1
                                    =========        =========
  Diluted                               84.7             85.0
                                    =========        =========



                   Dillard's, Inc. and Subsidiaries
            Condensed Consolidated Statements of Operations
             (Amounts in Millions, Except Per Share Data)


                                       Fifty-Two Week Period Ended
                                    ----------------------------------
                                     May 3, 2003          May 4, 2002
                                    ----------------------------------
                                              % of              % of
                                              Net               Net
                                     Amount   Sales    Amount   Sales
                                    --------- ------  --------- ------
                                       (Unaudited)       (Unaudited)

Net sales                           $7,814.0      -  $8,145.5      -
Total revenues                       8,151.0  104.3%  8,393.4  103.0%
Cost of sales                        5,239.7   67.0   5,481.1   67.3
Advertising, selling,
 administrative and general
 expenses                            2,154.0   27.6   2,169.6   26.6
Depreciation and amortization          298.1    3.8     310.9    3.8
Rentals                                 67.0    0.9      72.2    0.9
Interest and debt expense              188.5    2.4     190.9    2.4
Asset impairment and store
 closing charges                        52.2    0.7       3.7      -
                                    --------         --------
  Total costs and expenses           7,999.5          8,228.4
                                    --------         --------
Income before income taxes             151.5    1.9     165.0    2.0
Income taxes                            53.3             64.1
                                    --------         --------
Income before accounting change         98.2    1.3     100.9    1.2
Cumulative effect of accounting
 change                                    -      -    (530.3)  (6.5)
                                    --------  -----  --------   ------
Net income (loss)                   $   98.2   1.3%  $ (429.4)  (5.3)%
                                    ========  =====  ========   ======

Basic earnings per share:
  Income before accounting change   $   1.16         $   1.20
  Cumulative effect of accounting
   change                                  -            (6.32)
                                    --------         --------
  Net income (loss)                 $   1.16         $  (5.12)
                                    ========         ========

Diluted earnings per share:
  Income before accounting change   $   1.15         $   1.20
  Cumulative effect of accounting
   change                                  -            (6.29)
                                    --------         --------
  Net income (loss)                 $   1.15         $  (5.09)
                                    ========         ========

Weighted average shares:
  Basic                                 84.6             83.8
                                    ========         ========
  Diluted                               85.2             84.4
                                    ========         ========



                   Dillard's, Inc. and Subsidiaries
                Condensed Consolidated Balance Sheets
                        (Amounts in Millions)


                                                     May 3,    May 4,
                                                      2003      2002
                                                   ---------- --------
Assets                                                 (Unaudited)
Current Assets:
  Cash and cash equivalents                        $  248.2  $  327.1
  Trade accounts receivable                         1,211.1     890.1
  Merchandise inventories                           2,005.5   1,903.2
  Other current assets                                 37.4      23.9
                                                   --------- ---------
    Total current assets                            3,502.2   3,144.3

Property and equipment, net                         3,287.0   3,428.5
Goodwill                                               39.2      39.2
Other assets                                          159.3     228.6
                                                   --------- ---------

  Total Assets                                     $6,987.7  $6,840.6
                                                   ========= =========

Liabilities and Stockholders' Equity
Current Liabilities:
  Trade accounts payable and accrued expenses      $1,040.7  $1,012.6
  Current portion of long-term debt and capital
   leases                                             138.9     101.7
  Federal and state income taxes                       40.0      22.9
                                                   --------- ---------
    Total current liabilities                       1,219.6   1,137.2

Long-term debt and capital leases                   2,164.2   2,175.3
Other liabilities                                     128.8     153.1
Deferred income taxes                                 673.6     647.7
Guaranteed preferred beneficial interests in the
  Company's subordinated debentures                   531.6     531.6
Stockholders' equity                                2,269.9   2,195.7
                                                   --------- ---------

    Total Liabilities and Stockholders' Equity     $6,987.7  $6,840.6
                                                   ========= =========


                     Other Financial Information
                        (Amounts in Millions)
                             (Unaudited)
                                                     May 3,    May 4,
                                                      2003      2002
                                                   ---------- --------

Square footage                                          56.2     56.9
                                                   ========== ========
Capital expenditures:
  13 weeks ended                                     $  41.5  $  50.1
  52 weeks ended                                       224.6    263.5


    CONTACT: Dillard's Inc., Little Rock
             Julie J. Bull, 501/376-5965
             www.dillards.com